Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements and related prospectuses:

NCI Building Systems, Inc. Form S-8	File No. 333-186467
NCI Building Systems, Inc. Form S-8	File No. 333-176737
NCI Building Systems, Inc. Form S-8	File No. 333-173417
NCI Building Systems, Inc. Form S-8	File No. 333-172822
NCI Building Systems, Inc. Form S-8	File No. 333-166279
NCI Building Systems, Inc. Form S-8	File No. 333-162568
NCI Building Systems, Inc. Form S-8	File No. 333-139983
NCI Building Systems, Inc. Form S-8	File No. 333-124266
NCI Building Systems, Inc. Form S-8	File No. 333-111142
NCI Building Systems, Inc. Form S-8	File No. 333-111139
NCI Building Systems, Inc. Form S-8	File No. 333-34899
NCI Building Systems, Inc. Form S-8	File No. 333-14957
NCI Building Systems, Inc. Form S-8	File No. 333-12921
NCI Building Systems, Inc. Form S-3	File No. 333-186466
NCI Building Systems, Inc. Form S-3	File No. 333-156448

of our reports dated December 23, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of NCI Building Systems, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended November 3, 2013.

/s/ Ernst & Young LLP

Houston, Texas
December 23, 2013